Exhibit 21.1

KINDER MORGAN, INC.

1-  Kinder Morgan (Delaware), Inc. - DE
2-  Kinder Morgan G.P., Inc. - DE
3-  Kinder Morgan Management, LLC - DE
4-  KMGP Services Company, Inc. - DE
5-  Kinder Morgan Services LLC - DE
6-  KN Cogeneration, Inc. - CO
7-  Thermo Gas Marketing, Inc. - CO
8-  Thermo Project Management, Inc. - CO
9-  Valley Operating, Inc. - CO
10- KN Thermo, L.L.C. - CO
11- Kinder Morgan Ft. Lupton Operator LLC - DE
12- Thermo Greeley, LLC - CO
13- KN Telecommunications, Inc. - CO
14- KN Gas Supply Services, Inc. - CO
15- KN Natural Gas, Inc. - CO
16- Red Rock Energy, LLC - DE
17- Interenergy Corporation - CO
18- Kinder Morgan Power Company - CO
19- KN TransColorado, Inc. - CO
20- KN Wattenberg Transmission Limited Liability Company - CO
21- Slurco Corporation - CO
22- Rocky Mountain Natural Gas Company - CO
23- Kinder Morgan Foundation (nonprofit) - CO
24- Western Slope Energy Services, LLC - CO
25- KN Gas Gathering, Inc. - CO
26- MidCon Corp. - DE
27- MidCon Gas Services Corp. - DE
28- MCN Gulf Processing Corp. - DE
29- Natural Gas Pipeline Company of America - DE
30- NGPL Canyon Compression Co. - DE
31- Canyon Creek Compression Company - IL
32- KN Management Corp. - DE
33- MidCon Mexico Pipeline Corp. - DE
34- KN Energy International, Inc. - DE
35- Kinder Morgan Igasamex, Inc. - DE
36- KM International Services, Inc. - DE
37- Lake Power L.L.C. - DE
38- FR Holdings L.L.C. - CO
39- Front Range Energy Associates, LLC -DE
40- Kinder Morgan Michigan LLC - DE
41- Kinder Morgan Kansas LLC - DE
42- Kinder Morgan Illinois LLC - DE
43- Kinder Morgan Missouri LLC - DE
44- Kinder Morgan Power Partners LLC - DE
45- Kinder Morgan Georgia LLC - DE
46- Kinder Morgan Michigan Pipeline LLC - DE
47- Kinder Morgan Virginia LLC - DE
48- Kinder Morgan Arkansas LLC - DE
49- Kinder Morgan Oklahoma LLC - DE
50- Kinder Morgan Alabama LLC - DE
51- KM Turbine Facility #6 LLC - DE
52- KM Turbine Facility #7 LLC - DE
53- Kinder Morgan Operator LLC - DE
54- Kinder Morgan Michigan Operator LLC - DE
55- Kinder Morgan Michigan Servicer LLC - DE
56- Kinder Morgan Michigan Contractor LLC - DE
57- Kinder Morgan Michigan Developer LLC - DE
58- Triton Power Company LLC - DE
59- Triton Power Michigan LLC - DE
60- KMC Thermo, L.L.C. - CO
61- Special Purpose Venture, LLC - OH
62- Wildhorse Energy, LLC - DE
63- TransColorado Gas Transmission Company - NY
64- Administracion y Operacion de Infraestructura, S.A. de C.V. - Mexico
65- GNN Services, S. de R.L. de C.V. - Mexico
66- Gas Natural del Noroeste, S.A. de C.V. - Mexico
67- KN Thermo Acquisition, Inc. - CO
68- Kinder Morgan TransColorado LLC - DE
69- Kinder Morgan TransColorado, Inc. - UT